SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Revision of Consolidated Financial Statements for the Year Ended December 31, 2010
     This Form 8-K/A updates the Current Report on Form 8-K of LyondellBasell Industries N.V. (the “Company”) filed on June 22, 2011 (the “Original 8-K”). The Company filed the Original 8-K to include an additional footnote in the historical financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”). The added footnote in the Notes to the Consolidated Financial Statements provided supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X, required as a result of the pending registration under the Securities Act of 1933, as amended, of certain debt securities issued by one of the Company’s wholly-owned subsidiaries.
     The Company is filing this Form 8-K/A to make revisions to the Consolidated Financial Statements for the year ended December 31, 2010 and the Notes thereto that were included in the Original 8-K. These revisions are described in Note 2, “ Summary of Significant Accounting Policies - Basis of Presentation” included in the financial statements filed herewith as Exhibit 99.1.
     The Company has assessed the materiality of the misstatements that require revision in accordance with the SEC’s Staff Accounting Bulletin No. 99 and concluded that the errors are not, individually or in the aggregate, material to any of the Company’s previously issued financial statements.
     The revised Consolidated Financial Statements for the year ended December 31, 2010 filed as Exhibit 99.1 to this Form 8-K/A have been updated, in compliance with generally accepted accounting principles, to provide the revisions and corrections as described herein and are incorporated herein by reference.
Controls and Procedures
     As previously reported in Item 9A in the 2010 10-K, the Company determined that it did not maintain adequate controls over the accounting for income taxes related to the consideration of the nonrecurring effects of fresh start accounting under ASC Topic 852, Reorganizations, resulting in a material weakness in internal controls over financial reporting. The Company previously reported that the preparation and presentation of the complex information supporting deferred tax accounting and related disclosures was not sufficient to allow an effective review of that information. Additionally, the analysis of the tax provision information was not sufficient to ensure deferred taxes were accurately accounted for in accordance with U.S. GAAP in the appropriate predecessor and successor periods. The control deficiencies resulted in (i) the misstatement of the deferred tax provision in the successor period for the eight months ended December 31, 2010 included in the Company’s press release dated February 18, 2011 as furnished to the SEC under Item 2.02 of Form 8-K on February 18, 2011 and (ii) a revision of (A) deferred tax expense and reorganization items in the predecessor period for the four months ended April 30, 2010 and (B) deferred tax liability and goodwill in the opening balance sheet at May 1, 2010 included in the February 18, 2011 press release and included in the Company’s Form 10-Q for the quarter ended September 30, 2010. These revisions were reflected in the Consolidated Financial Statements for the year ended December 31, 2010 that were filed as part of the 2010 Form 10-K and the Original 8-K.
     Management has discovered additional control deficiencies that resulted in the revisions to our financial statements as described in Note 2, “ Summary of Significant Accounting Policies - Basis of Presentation” included in the financial statements that are filed as exhibit 99.1 to this Form 8-K/A. These additional control deficiencies also were in connection with the accounting for income taxes related to the consideration of the nonrecurring effects of fresh start accounting. Specifically, the Company did not (i) maintain adequate control over the accuracy of documentation developed to calculate the impact of cancellation of debt income or (ii) comply with its internal controls regarding communication and evaluation of uncertain tax positions related to emergence from bankruptcy. These control deficiencies are a part of the material weakness previously reported in Item 9A in the 2010 10-K.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	The historical financial statements and revised related disclosure as of December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: August 12, 2011	By:	/s/ Wendy Johnson
Wendy Johnson;
Executive Vice President

Exhibit Index

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	The historical financial statements and revised related disclosure as of December 31, 2010.